Exhibit 99.1

Press Release

For Release:	Immediate (August 18, 2006)

Contact:	Randy Becker
Chief Financial Officer
(508) 949-4129

The Commerce Group, Inc. Announces Two New P & C
Insurance Segment Leadership Positions

Webster, Massachusetts (August 18, 2006) - The Board of Directors of The Commerce Group, Inc. (NYSE:CGI) today announced that it has created two new positions to lead the Company’s property and casualty insurance operations within and beyond Massachusetts.

“As Commerce continues to grow and diversify, these leadership positions for our insurance operations will enable us to focus on the distinct needs of the two primary segments of our business,” said Gerald Fels, President, Chief Executive Officer and Chairman of the Board of The Commerce Group, Inc.

The Company’s Massachusetts Insurance Operations, comprised of The Commerce Insurance Company and Citation Insurance Company, will be led by James A. Ermilio, who has been named Executive Vice President, Massachusetts Insurance Operations. The second new position will lead the Company’s insurance operations beyond Massachusetts, comprised of American Commerce Insurance Company, based in Columbus, Ohio, and Commerce West Insurance Company, based in Pleasanton, California. The Company expects to fill this position shortly. These two business segments were led by Gerald Fels in his former role as President and Chief Operating Officer of the Company’s insurance subsidiaries.

In support of these two new positions, Arthur J. Remillard, III, has been named Executive Vice President, Policyholder Benefits. In this role, Remillard will be responsible for managing the claims functions for Commerce Group’s property and casualty insurance subsidiaries countrywide.

CGI Press Release
August 18, 2006

In conjunction with these changes, Ermilio will continue to serve as General Counsel of The Commerce Group, Inc. and has been named Executive Vice President and Secretary of Commerce Group. With Mr. Ermilio also assuming the new role of Executive Vice President, Massachusetts Insurance Operations, the Board elected Louise M. McCarthy to succeed Ermilio as Senior Vice President and General Counsel of the Company’s insurance subsidiaries. Ms. McCarthy formerly served as Vice President and Senior Counsel for those operations. Prior to joining the Company, McCarthy served as legal counsel for OneBeacon Insurance Group and, previously, for the Massachusetts Division of Insurance.

The Board of Directors also elected Robert E. McKenna, Vice President, Treasurer and Chief Accounting Officer, replacing Randall V. Becker, who will continue to serve as Senior Vice President and Chief Financial Officer, as well as maintain responsibility for Investor Relations. McKenna, who has been with the Company for 16 years, was elected Assistant Vice President in 1994, later becoming Vice President, Internal Audit and Chief Compliance Officer, positions he has held since 2001.

About The Commerce Group, Inc.

The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, and American Commerce Insurance Company in Ohio.

Through its subsidiaries' combined insurance activities, the Company is ranked as the 19th largest personal automobile insurance group in the country by A.M. Best Company, based on 2005 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

Forward-Looking Statements
This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.

CGI Press Release
August 18, 2006

These statements are often, but not always, made through the use of words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "may," "will," "could," "likely," "should," "management believes," "we believe," "we intend," and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves.

Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. Among the key factors that could cause actual results to differ materially from forward-looking statements:

•	the possibility of severe weather, terrorism and other adverse catastrophic experiences;
•	adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;
•	adverse state and federal regulations and legislation;
•	adverse judicial decisions;
•	adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
•	fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;
•	premium rate making decisions for private passenger automobile policies in Massachusetts;
•	potential rate filings;
•	heightened competition;
•	our concentration of business within Massachusetts and within the personal automobile line of business;
•	market disruption in Massachusetts, if competitors exited the market or become insolvent;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	the effectiveness of our reinsurance strategies;

CGI Press Release
August 18, 2006

•	telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;
•	our ability to maintain favorable ratings from rating agencies, including A.M. Best, S&P, Moody's and Fitch;
•	our ability to attract and retain independent agents;
•	our ability to retain our affinity relationships with AAA clubs, especially in Massachusetts;
•	our dependence on a key third party service vendor for our automobile business in Massachusetts;
•	our dependence on our executive officers; and
•	the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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